                                                                   EXHIBIT 11.2


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION

                                                 39 weeks ended
                                          --------------------------
                                            July 30,       July 31,
                                              1995           1994
                                          -----------    -----------
Net income available for primary EPS      $ 5,965,000    $12,794,000
                                          ===========    ===========

Shares:  per primary EPS                   14,314,534     12,995,721
         additional shares issuable           128,674            762
                                          -----------    -----------
                                           14,443,208     12,996,483
                                          ===========    ===========

Fully diluted EPS                         $      0.41    $      0.98